Exhibit 99.2
EOP Operating Limited Partnership Commences Consent Solicitation
Relating to Its 4.00% Exchangeable Senior Notes due 2026
CHICAGO, December 26, 2006 -— Equity Office Properties Trust (NYSE: EOP) announced today that its subsidiary, EOP Operating Limited Partnership, has commenced a solicitation seeking consents to proposed amendments relating to its 4.00% Exchangeable Senior Notes due 2026 (the “Exchangeable Notes”). The consent solicitation is being conducted in connection with the previously announced agreement of Equity Office Properties Trust (“Equity Office”) and EOP Operating Limited Partnership to be merged with affiliates of The Blackstone Group. The receipt of the consents sought in the consent solicitation is not a condition to completion of such mergers.
The proposed amendments would eliminate substantially all of the restrictive covenants, eliminate certain events of default, modify covenants regarding mergers and consolidations, and modify or eliminate certain other provisions contained in the Indenture (including the supplemental indenture) under which the Exchangeable Notes were issued as it relates to the Exchangeable Notes and in the Exchangeable Notes themselves. In addition, the proposed amendments would terminate the obligations of Equity Office and EOP Operating Limited Partnership under the registration rights agreement relating to the Exchangeable Notes, other than the obligations to pay liquidated damages upon registration defaults and to indemnify holders under circumstances set forth in such agreement.
Consents may only be delivered in the consent solicitation by (i) registered holders of Exchangeable Notes as of 5:00 p.m., New York City time, on December 22, 2006, the record date for the consent solicitation, or any other person who has been authorized by proxy or in any other manner acceptable to EOP Operating Limited Partnership (or any other person claiming title by or through such person) to deliver a consent with respect to Exchangeable Notes on behalf of such registered holders or (ii) DTC participants named in the omnibus proxy expected to be given by The Depository Trust Company (together, “Holders”).
Subject to the terms and conditions of the consent solicitation, EOP Operating Limited Partnership will make a cash payment to each Holder of $1.25 per $1,000 in principal amount of Exchangeable Notes as to which a duly executed consent is validly delivered and not validly revoked by such Holder on or prior to 5:00 p.m., New York City time on January 9, 2007, the Expiration Date for the consent solicitation (as the same may be extended or earlier terminated by EOP Operating Limited Partnership, the “Expiration Date”). Consents may be revoked at any time prior to the “Consent Date,” which is the earlier of (i) the Expiration Date and (ii) the time and date on which the Company receives the consents in respect of a majority in principal amount of the outstanding Exchangeable Notes, but not thereafter. As of the date hereof, there was $1.5 billion principal amount of Exchangeable Notes outstanding.
The consent solicitation is subject to the satisfaction of certain conditions, including receipt of consents sufficient to approve the proposed amendments and the closing of the mergers of Equity Office and EOP Operating Limited Partnership with affiliates of The Blackstone Group pursuant to the previously announced merger agreement having occurred or then be occurring. The consent solicitation is also subject to satisfaction of the change of control condition. Satisfaction of the change of control condition, which condition may not be waived by EOP Operating Limited Partnership, requires that there have occurred a “change of control” under the terms of the Indenture enabling the Exchangeable Notes to be exchanged, which “change of control” triggers the application of the “Make-Whole Amount” provisions set forth in the Indenture. Assuming that the mergers are consummated on February 8, 2006, the exchange rate for the 30 business days following the consummation of the mergers is expected to be 24.8200 shares per $1,000 principal amount of Exchangeable Notes and accordingly, holders exchanging on or prior to such 30th business day would receive a payment in cash equal $1,203.77 per $1,000 principal amount of Exchangeable Notes.
Concurrently with the consent solicitation, EOP Operating Limited Partnership is separately offering to purchase, and soliciting consents with respect to, an aggregate of approximately $8.4 billion of its unsecured debt securities. These tender offers and consent solicitations and consent solicitation for the Exchangeable Notes are not conditioned upon each other. The terms of the tender offers and consent solicitations are described in more detail in the press release issued by Equity Office Properties Trust today relating to such transactions.
The consent solicitation for the Exchangeable Notes is being made upon the terms and conditions set forth in the Consent Solicitation Statement dated December 26, 2006 (the “Consent Solicitation Statement”), and the related Consent Form. Further details about the terms and conditions of the consent solicitation are set forth in the Consent Solicitation Statement.

EOP Operating Limited Partnership has retained Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated to act as the lead Solicitation Agents for the consent solicitation, and they can be contacted at (877) 686-5059 (toll-free) ((212) 357-0775 (collect)) and (888) 654-8637 (toll-free) ((212) 449-4914 (collect)), respectively. Banc of America Securities LLC, Bear, Stearns & Co. Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated are also acting as Solicitation Agents in connection with the consent solicitation. The Consent Solicitation Statement and other documents relating to the consent solicitation are expected to be distributed to Holders beginning today. Requests for documentation may be directed to Global Bondholder Services Corporation, the Information and Tabulation Agent, which can be contacted at (212) 430-3774 (for banks and brokers only) or (866) 924-2200 (for all others toll-free).
This release is for informational purposes only. The consent solicitation is only being made pursuant to the consent solicitation documents, including the Consent Solicitation Statement that is being distributed to Holders of Exchangeable Notes. The consent solicitation for the Exchangeable Notes is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the consent solicitation to be made by a licensed broker or dealer, the consent solicitation will be deemed to be made on behalf of EOP Operating Limited Partnership by the Solicitation Agents, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.
About Equity Office Properties Trust
Equity Office, operating through its various subsidiaries and affiliates, is the largest publicly traded owner and manager of office properties in the United States by square footage. At September 30, 2006, Equity Office had a national office portfolio comprised of whole or partial interests in 585 office buildings located in 16 states and the District of Columbia. As of that date, Equity Office had an ownership presence in 24 Metropolitan Statistical Areas (MSAs) and in 100 submarkets, enabling it to provide a wide range of office solutions for local, regional and national customers.
EOP Operating Limited Partnership is a Delaware limited partnership through which Equity Office conducts substantially all of its business. EOP Operating Limited Partnership owns, either directly or indirectly through subsidiaries, substantially all of the assets of Equity Office.
Forward Looking Statements
This press release contains certain forward-looking statements based on current Equity Office management expectations. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results, performance or transactions of Equity Office and its subsidiaries to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to: (1) the failure to satisfy the conditions to completion of the proposed mergers with affiliates of The Blackstone Group, including the receipt of the required shareholder approval; (2) the failure to obtain the necessary financing arrangements set forth in the commitment letters received by Blackhawk Parent LLC (an affiliate of The Blackstone Group) in connection with the proposed mergers and the actual terms of such financings; (3) the failure of the proposed mergers to close for any other reason; (4) the occurrence of any effect, event, development or change that could give rise to the termination of the merger agreement; (5) the outcome of the legal proceedings that have been, or may be, instituted against Equity Office and others following the announcement of the proposed mergers; (6) the risks that the proposed transactions disrupt current plans and operations including potential difficulties in employee retention; (7) the amount of the costs, fees, expenses and charges related to the proposed mergers; and (8) the substantial indebtedness that will need to be incurred to finance consummation of the proposed mergers and related transactions, including the tender offers and consent solicitations and other refinancings of Equity Office and its subsidiaries; and other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management Discussion and Analysis of Results of Operations and Financial Condition” sections of Equity Office’s and EOP Operating Limited Partnership’s filings with the Securities and Exchange Commission (“SEC”). Many of the factors that will determine the outcome of the subject matter of this press release are beyond Equity Office’s ability to control or predict. Equity Office undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information About the Mergers and Where to Find It
In connection with proposed merger transactions involving Equity Office and EOP Operating Limited Partnership and affiliates of The Blackstone Group, Equity Office filed a preliminary proxy statement with the SEC on December 14, 2006. Equity Office will also file a definitive proxy statement and other relevant documents with the SEC in connection with the proposed merger transactions, and will furnish the definitive proxy statement to Equity Office’s shareholders. SHAREHOLDERS ARE URGED TO READ CAREFULLY THE PROXY STATEMENT WHEN IT IS FINALIZED AND DISTRIBUTED TO SHAREHOLDERS BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER TRANSACTIONS. Shareholders will be able to obtain the proxy statement and all other relevant documents filed by Equity Office with the SEC free of charge at the SEC’s website at www.sec.gov or from Equity Office Properties Trust, Investor Relations at Two North Riverside Plaza, Suite 2100, Chicago, Illinois, 60606, (800) 692-5304 or at www.equityoffice.com. The contents of the Equity Office website are not made part of this press release.
Equity Office and its trustees and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect to the proposed transactions. Information about the Company and its trustees and executive officers, and their ownership of the Company’s securities, is set forth in the proxy statement relating to the proposed mergers described above.

CONTACT:	Equity Office Properties Trust Beth Coronelli, 312-466-3286 (Investors/Analysts) Terry Holt, 312-466-3102 (Media)

SOURCE:	Equity Office Properties Trust